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                                                                   Exhibit 99(b)


                        BRUSH ENGINEERED MATERIALS INC.

                        Consent of Prospective Director
                        -------------------------------


     The undersigned hereby consents to be named as a prospective director of Brush Engineered Materials Inc. (the "Registrant") in the Registration Statement on Form S-4 of the Registrant relating to the Registrant's common stock, without par value, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

     EXECUTED as of February 9, 2000



                                             /s/ John Sherwin, Jr.
                                             -------------------------------
                                             John Sherwin, Jr.